                                                                    Exhibit 4(s)


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                    PREFERRED SECURITIES GUARANTEE AGREEMENT



                             RELIASTAR FINANCING __



                       Dated as of _______________, 1997




================================================================================

                               TABLE OF CONTENTS

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                                                                            ----

                                   ARTICLE I
                        DEFINITIONS AND INTERPRETATION

Section 1.1. Definitions and Interpretation..................................  2

                                  ARTICLE II
                              TRUST INDENTURE ACT

Section 2.1. Trust Indenture Act; Application................................  6
Section 2.2. Lists of Holders of Trust Securities............................  6
Section 2.3. Reports by Preferred Guarantee Trustee..........................  6
Section 2.4. Periodic Reports to Preferred Guarantee Trustee.................  6
Section 2.5. Evidence of Compliance with Conditions Precedent................  7
Section 2.6. Events of Default; Waiver.......................................  7
Section 2.7. Event of Default; Notice........................................  7
Section 2.8. Conflicting Interests...........................................  7

                                  ARTICLE III
            POWER, DUTIES AND RIGHTS OF PREFERRED GUARANTEE TRUSTEE

Section 3.1. Powers and Duties of Preferred Guarantee Trustee................  8
Section 3.2. Certain Rights of Preferred Guarantee Trustee...................  9
Section 3.3. Not Responsible for Recitals or Issuance of Guarantee........... 11

                                  ARTICLE IV
                          PREFERRED GUARANTEE TRUSTEE

Section 4.1. Preferred Guarantee Trustee; Eligibility........................ 12
Section 4.2. Appointment, Removal and Resignation of Preferred Guarantee
              Trustee........................................................ 12

                                   ARTICLE V
                                   GUARANTEE

Section 5.1. Guarantee....................................................... 13
Section 5.2. Subordination................................................... 13
Section 5.3. Waiver of Notice and Demand..................................... 13
Section 5.4. Obligations Not Affected........................................ 14
Section 5.5. Rights of Holders............................................... 14

Section 5.6. Guarantee of Payment............................................ 15
Section 5.7. Subrogation..................................................... 15
Section 5.8. Independent Obligations......................................... 15

                                  ARTICLE VI
                   LIMITATION OF TRANSACTIONS; SUBORDINATION

Section 6.1. Limitation of Transactions...................................... 16
Section 6.2. Ranking......................................................... 16

                                  ARTICLE VII
                                  TERMINATION

Section 7.1. Termination..................................................... 16

                                  ARTICLE VIII
                                INDEMNIFICATION

Section 8.1. Exculpation..................................................... 17
Section 8.2. Indemnification................................................. 17

                                  ARTICLE IX
                                 MISCELLANEOUS

Section 9.1. Successors and Assigns.......................................... 18
Section 9.2. Amendments...................................................... 18
Section 9.3. Limitation of Liability......................................... 18
Section 9.4. Notices......................................................... 19
Section 9.5. Benefit......................................................... 19
Section 9.6. Governing Law................................................... 20

          PREFERRED SECURITIES GUARANTEE AGREEMENT


          THIS PREFERRED SECURITIES GUARANTEE AGREEMENT ("Preferred Securities Guarantee Agreement"), dated as of _______________, 1997 , is executed and delivered by ReliaStar Financial Corp., a Delaware corporation (the "Guarantor"), and _______________________, a Delaware banking corporation, as trustee, for the benefit of the holders, from time to time, of the Preferred Securities of ReliaStar Financing __, a Delaware statutory business trust (the "Trust").

                                   RECITALS

          WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of _____________, 1997, among the trustees of the Trust named therein, the Guarantor, as sponsor and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, the Trust is issuing on the date hereof $___________ aggregate stated liquidation amount of Preferred Securities designated the _____% Trust Originated Preferred Securities (the "Preferred Securities");

          WHEREAS, as incentive for such holders to purchase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Preferred Securities Guarantee Agreement, to pay to the holders, from time to time, of Preferred Securities the Guarantee Payments (as hereinafter defined) and to make certain other payments on the terms and conditions set forth herein; and

          WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Common Securities Guarantee Agreement") with substantially identical terms to this Preferred Securities Guarantee Agreement for the benefit of the holders of the Common Securities (as hereinafter defined) except that if an Event of Default (as hereinafter defined), has occurred and is continuing, the rights of holders of the Common Securities to receive guarantee payments under the Common Securities Guarantee Agreement are subordinated to the rights of holders, from time to time, of Preferred Securities to receive Guarantee Payments under this Preferred Securities Guarantee Agreement.

          NOW, THEREFORE, in consideration of the purchase by each holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Preferred Securities Guarantee Agreement for the benefit of the holders, from time to time, of the Preferred Securities.

                                   ARTICLE I

                        DEFINITIONS AND INTERPRETATION

SECTION 1.1.  DEFINITIONS AND INTERPRETATION.

     In this Preferred Securities Guarantee Agreement, unless the context otherwise requires:

     (a) capitalized terms used in this Preferred Securities Guarantee Agreement but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1.;

     (b) a term defined anywhere in this Preferred Securities Guarantee Agreement has the same meaning throughout;

     (c) all references to "the Preferred Securities Guarantee Agreement" or "this Preferred Securities Guarantee Agreement" are to this Preferred Securities Guarantee Agreement as modified, supplemented or amended from time to time;

     (d) all references in this Preferred Securities Guarantee Agreement to Articles and Sections are to Articles and Sections of this Preferred Securities Guarantee Agreement unless otherwise specified;

     (e) a term defined in the Trust Indenture Act (as hereinafter defined) has the same meaning when used in this Preferred Securities Guarantee Agreement unless otherwise defined in this Preferred Securities Guarantee Agreement or unless the context otherwise requires; and

     (f) a reference to the singular includes the plural and vice versa.

     "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act or any successor rule thereunder.

     "Authorized Officer" of a Person means any Person that is authorized to bind such Person.

     "Common Securities" means the common securities of the Trust designated 8.20% Trust Originated Common Securities issued on the date hereof.

     "Common Securities Guarantee Agreement" has the meaning set forth in the preamble.

     "Corporate Trust Office" means the principal office of the Preferred Guarantee Trustee at which at any particular time its corporate trust business shall be administered which office at the date of execution of this Preferred Securities Guarantee Agreement is located at _______________________________________________________________,
Attn: ___________________________.

     "Covered Person" means any Holder or beneficial owner of Preferred Securities.

     "Declaration" has the meaning set forth in the preamble.

     "Direction" by a Person means a written direction signed:

     (a) if the Person is a natural person by the Person; or

     (b) in any other case, in the name of such Person by one or more Authorized Officers of that Person.

     "Distribution" means a distribution payable to Holders of Trust Securities in accordance with the terms of the Declaration.

     "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Preferred Securities Guarantee Agreement.

     "Guarantee Payments" mean the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Trust: (i) any accrued and unpaid Distributions that are required to be paid on such Preferred Securities, to the extent the Trust shall have received a payment of interest or principal on the Notes therefor from the Guarantor, (ii) the Redemption Price, to the extent the Trust has received a payment of interest or principal on the Notes from the Guarantor with respect to any Preferred Securities called for redemption by the Trust, and (iii) the Liquidation Distribution due upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Notes to the Holders in exchange for Preferred Securities as provided in the Declaration or the redemption of all of the Preferred Securities upon the maturity or redemption of the Notes).

     "Holder" means a Person in whose name a Certificate representing a Trust Security is registered on the books and records of the Trust, such Person being a beneficial owner within the meaning of the Delaware Business Trust Act, provided, that, in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, or any Affiliate of the Guarantor.

     "Indemnified Person" means the Preferred Guarantee Trustee, any Affiliate of the Preferred Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of the Preferred Guarantee Trustee.

     "Indenture" means the Indenture dated as of _________________, 1997, among the Note Issuer and ___________________, as trustee, as supplemented by the First

Supplemental Indenture dated _________________, 1997, and any indenture supplemental thereto.

     "Liquidation Distribution" means the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment to the extent the Trust shall have received payments of interest or principal on the Notes therefor from the Guarantor, or
(b) the amount of assets of the Trust remaining available for distribution to Holders in liquidation of the Trust.

     "List of Holders" has the meaning set forth in Section 2.2.(a).

     "Majority in liquidation amount of the Preferred Securities" means, except as provided by the Trust Indenture Act, a vote by Holder(s) of Preferred Securities, voting separately as a class, of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Preferred Securities.

     "Note Issuer" means the Guarantor in its capacity as issuer of the Notes.

     "Notes" means the series of Notes to be issued by the Note Issuer under the Indenture and acquired by the Trust.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Preferred Securities Guarantee Agreement shall include:

     (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definition relating thereto;

     (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

     (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been compiled with; and

     (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Preferred Guarantee Trustee" means _________________________, until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Preferred Securities Guarantee Agreement, and thereafter means each such Successor Preferred Guarantee Trustee.

     "Preferred Securities" has the meaning set forth in the preamble.

     "Redemption Price" means the liquidation amount of $25 per Trust Security plus all accrued and unpaid Distributions to the date of redemption.

     "Responsible Officer" means, when used with respect to the Preferred Guarantee Trustee, an officer in the Corporate Trust Office of the Preferred Guarantee Trustee, including the president, any vice-president, any assistant vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor legislation.

     "Successor Preferred Guarantee Trustee" means a successor Preferred Guarantee Trustee possessing the qualifications to act as Preferred Guarantee Trustee under Section 4.1.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 as in effect at the date as of which this instrument was executed, provided, however, that in the event the Trust Indenture Act is amended after such date, "Trust Indenture Act" means to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Trust Securities" means collectively the Common Securities and the Preferred Securities.

                                  ARTICLE II

                              TRUST INDENTURE ACT

SECTION 2.1.  TRUST INDENTURE ACT; APPLICATION.

     (a) This Preferred Securities Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Preferred Securities Guarantee Agreement and shall, to the extent applicable, be governed by such provisions.

     (b) If and to the extent that any provision of this Preferred Securities Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such duties imposed by the Trust Indenture Act shall control.

SECTION 2.2.  LISTS OF HOLDERS OF TRUST SECURITIES.

     (a) The Guarantor shall provide the Preferred Guarantee Trustee with a list, in such form as the Preferred Guarantee Trustee may reasonably require, of the names and addresses of the Holders of Preferred Securities ("List of Holders") as of such date, (i) within 14 days after each record date for payment of Distributions, and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Preferred Guarantee Trustee, provided that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Preferred Guarantee Trustee by the Guarantor. The Preferred Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

     (b) The Preferred Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the Trust Indenture Act.

SECTION 2.3.  REPORTS BY PREFERRED GUARANTEE TRUSTEE.

     Within 60 days after December 31 of each year, the Preferred Guarantee Trustee shall provide to the Holders of the Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Preferred Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4.  PERIODIC REPORTS TO PREFERRED GUARANTEE TRUSTEE.

     The Guarantor shall provide to the Preferred Guarantee Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act, if any, and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by
Section 314 of the Trust Indenture Act.

SECTION 2.5.  EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.

     The Guarantor shall provide to the Preferred Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Preferred Securities Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

SECTION 2.6.  EVENTS OF DEFAULT; WAIVER.

     The Holders of a Majority in liquidation amount of the Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Preferred Securities Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 2.7.  EVENT OF DEFAULT; NOTICE.

     (a) The Preferred Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of Preferred Securities, notices of all Events of Default known to the Preferred Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, the Preferred Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Preferred Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Preferred Securities.

     (b) The Preferred Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Preferred Guarantee Trustee shall have received written notice as provided in Section 9.4., or a Responsible Officer of the Preferred Guarantee Trustee shall have obtained actual notice, of such Event of Default.

SECTION 2.8.  CONFLICTING INTERESTS.

     The Declaration shall be deemed to be specifically described in this Preferred Securities Guarantee Agreement for the purposes of clause (1) the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                  ARTICLE III

                          POWER, DUTIES AND RIGHTS OF
                          PREFERRED GUARANTEE TRUSTEE

SECTION 3.1.  POWERS AND DUTIES OF PREFERRED GUARANTEE TRUSTEE.

     (a) This Preferred Securities Guarantee Agreement shall be held by the Preferred Guarantee Trustee for the benefit of the Holders of Preferred Securities, and the Preferred Guarantee Trustee shall not transfer this Preferred Securities Guarantee Agreement to any Person except a Holder of Preferred Securities exercising his or her rights pursuant to Section 5.5.(b) or to a Successor Preferred Guarantee Trustee on acceptance by such Successor Preferred Guarantee Trustee of its appointment to act as Successor Preferred Guarantee Trustee. The right, title and interest of the Preferred Guarantee Trustee shall automatically vest in any Successor Preferred Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Preferred Guarantee Trustee.

     (b) If an Event of Default has occurred and is continuing, the Preferred Guarantee Trustee shall enforce this Preferred Securities Guarantee Agreement for the benefit of the Holders of the Preferred Securities.

     (c) The Preferred Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Preferred Securities Guarantee Agreement, and no implied covenants shall be read into this Preferred Securities Guarantee Agreement against the Preferred Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6.), the Preferred Guarantee Trustee shall exercise such of the rights and powers vested in it by this Preferred Securities Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (d) No provision of this Preferred Securities Guarantee Agreement shall be construed to relieve the Preferred Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

               (A) the duties and obligations of the Preferred Guarantee Trustee shall be determined solely by the express provisions of this Preferred Securities Guarantee Agreement, and the Preferred Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Preferred Securities Guarantee Agreement, and no implied covenants or obligations shall be read into this Preferred Securities Guarantee Agreement against the Preferred Guarantee Trustee; and

                    (B) in the absence of bad faith on the part of the Preferred Guarantee Trustee, the Preferred Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Preferred Guarantee Trustee and conforming to the requirements of this Preferred Securities Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Preferred Securities Guarantee Agreement;

          (ii) the Preferred Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Preferred Guarantee Trustee, unless it shall be proved that the Preferred Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

          (iii) the Preferred Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee, or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee Agreement; and

          (iv) no provision of this Preferred Securities Guarantee Agreement shall require the Preferred Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Preferred Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Preferred Securities Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 3.2.  CERTAIN RIGHTS OF PREFERRED GUARANTEE TRUSTEE.

     (a)  Subject to the provisions of Section 3.1.:

          (i) The Preferred Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (ii) Any direction or act of the Guarantor contemplated by this Preferred Securities Guarantee Agreement shall be sufficiently evidenced by a Direction or an Officers' Certificate.

          (iii) Whenever, in the administration of this Preferred Securities Guarantee Agreement, the Preferred Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Preferred Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

          (iv) The Preferred Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

          (v) The Preferred Guarantee Trustee may consult with counsel, and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Preferred Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Preferred Securities Guarantee Agreement from any court of competent jurisdiction.

          (vi) The Preferred Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Preferred Securities Guarantee Agreement at the request or direction of any Holder of Preferred Securities, unless such Holder shall have provided to the Preferred Guarantee Trustee such security and indemnity acceptable to the Preferred Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Preferred Guarantee Trustee; provided that, nothing contained in this Section 3.2.(a)(vi) shall be taken to relieve the Preferred Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Preferred Securities Guarantee Agreement.

          (vii) The Preferred Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Preferred Guarantee Trustee, in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit.

          (viii) The Preferred Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Preferred Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          (ix) Any action taken by the Preferred Guarantee Trustee or its agents hereunder shall bind the Holders of Preferred Securities, and the signature of the Preferred Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Preferred Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Preferred Securities Guarantee Agreement, both of which shall be conclusively evidenced by the Preferred Guarantee Trustee's or its agent's taking such action.

          (x) Whenever in the administration of this Preferred Securities Guarantee Agreement the Preferred Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Preferred Guarantee Trustee (A) may request instructions from the Holders of Preferred Securities, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in acting in accordance with such instructions.

     (b) No provision of this Preferred Securities Guarantee Agreement shall be deemed to impose any duty or obligation on the Preferred Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Preferred Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Preferred Guarantee Trustee shall be construed to be a duty.

SECTION 3.3.  NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF GUARANTEE.

     The recitals contained in this Preferred Securities Guarantee Agreement shall be taken as the statements of the Guarantor, and the Preferred Guarantee Trustee does not assume any responsibility for their correctness. The Preferred Guarantee Trustee makes no representation as to the validity or sufficiency of this Preferred Securities Guarantee Agreement.

                                  ARTICLE IV

                          PREFERRED GUARANTEE TRUSTEE

SECTION 4.1.  PREFERRED GUARANTEE TRUSTEE; ELIGIBILITY.

     (a)  There shall at all times be a Preferred Guarantee Trustee which shall:

          (i)  not be an Affiliate of the Guarantor; and

          (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1.(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     (b) If at any time the Preferred Guarantee Trustee shall cease to be eligible to so act under Section 4.1.(a), the Preferred Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2.(c).

     (c) If the Preferred Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Preferred Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2.  APPOINTMENT, REMOVAL AND RESIGNATION OF PREFERRED GUARANTEE
TRUSTEE.

     (a) Subject to Section 4.2.(b), the Preferred Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

     (b) The Preferred Guarantee Trustee shall not be removed in accordance with Section 4.2.(a) until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor and the resigning Preferred Guarantee Trustee.

     (c) The Preferred Guarantee Trustee appointed to office shall hold office until a Successor Preferred Guarantee Trustee shall have been appointed or until its removal or

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

resignation. The Preferred Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Preferred Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor and the resigning Preferred Guarantee Trustee.

     (d) If no Successor Preferred Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2. within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Preferred Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Preferred Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Preferred Guarantee Trustee.



                                   ARTICLE V

                                   GUARANTEE

SECTION 5.1.  GUARANTEE.

     The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders of Preferred Securities the Guarantee Payments (without duplication of amounts theretofore paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders of Preferred Securities or by causing the Trust to pay such amounts to the Holders of Preferred Securities.

SECTION 5.2.  SUBORDINATION.

     If an event of default under the Indenture has occurred and is continuing, the rights of holders of the Common Securities to receive payments under the Common Securities Guarantee Agreement are subordinated to the rights of Holders of Preferred Securities to receive Guarantee Payments.

SECTION 5.3.  WAIVER OF NOTICE AND DEMAND.

     The Guarantor hereby waives notice of acceptance of this Preferred Securities Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.4.  OBLIGATIONS NOT AFFECTED.

     The obligations, covenants, agreements and duties of the Guarantor under this Preferred Securities Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

     (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Trust;

     (b) the extension of time for the payment by the Trust of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sums payable that results from the extension of any interest payment period on the Notes permitted by the Indenture);

     (c) any failure, omission, delay or lack of diligence on the part of the Holders of Preferred Securities to enforce, assert or exercise any right, privilege, power or remedy conferred on such Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

     (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

     (e) any invalidity of, or defect or deficiency in, the Preferred
Securities;

     (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

     (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.4. that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders of Preferred Securities to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.5.  RIGHTS OF HOLDERS.

     (a) The Holders of a Majority in liquidation amount of Preferred Securities have the right to direct the time, method and place of conducting of any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of this Preferred Securities Guarantee Agreement or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee Agreement.

     (b) If the Guarantor fails to make any payments required by the Preferred Securities Guarantee Agreement, any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Preferred Securities Guarantee Agreement, without first instituting a legal proceeding against the Trust, the Preferred Guarantee Trustee or any other Person.

SECTION 5.6.  GUARANTEE OF PAYMENT.

     This Preferred Securities Guarantee Agreement creates a guarantee of payment and not of collection.

SECTION 5.7.  SUBROGATION.

     The Guarantor shall be subrogated to all (if any) rights of the Holders of Preferred Securities against the Trust in respect of any amounts paid to the Holders of Preferred Securities by the Guarantor under this Preferred Securities Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Preferred Securities Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Preferred Securities Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders of Preferred Securities and to pay over such amount to the Holders of Preferred Securities.

SECTION 5.8.  INDEPENDENT OBLIGATIONS.

     The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Preferred Securities Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections
(a) through (g), inclusive, of Section 5.4. hereof.

                                  ARTICLE VI

                   LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1.  LIMITATION OF TRANSACTIONS.

     So long as any Preferred Securities remain outstanding, if there shall have occurred an Event of Default or an event of default under the Declaration, then
(a) the Guarantor shall not declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase or acquire or make a liquidation payment with respect to, any of its capital stock and (b) the Guarantor shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Guarantor which rank pari passu with or junior to the Notes, provided, that, the foregoing restriction in this Section 6.1.(a) shall not apply to any stock dividends paid by the Guarantor, where the dividend stock is the same stock as that on which the dividend is being paid.

SECTION 6.2.  RANKING.

     This Preferred Securities Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor (other than the Common Securities Guarantee or any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor), and (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor.


                                  ARTICLE VII

                                  TERMINATION

SECTION 7.1.  TERMINATION.

     This Preferred Securities Guarantee Agreement shall terminate upon (i) full payment of the Redemption Price of all Preferred Securities, (ii) the distribution of the Notes to the Holders of all Preferred Securities or (iii) full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. Notwithstanding the foregoing, this Preferred Securities Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Preferred Securities must restore payment of any sums paid under the Preferred Securities or under this Preferred Securities Guarantee. Notwithstanding anything contained herein to the contrary, the obligations of the Guarantor set forth in
Article VIII hereof shall survive termination of this Preferred Securities

Guarantee Agreement or the earlier resignation or removal of the Preferred Guarantee Trustee.



                                  ARTICLE VIII

                                INDEMNIFICATION

SECTION 8.1.  EXCULPATION.

     (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guarantee Agreement and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Preferred Securities Guarantee Agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

     (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Preferred Securities might properly be paid.

SECTION 8.2.  INDEMNIFICATION.

     (a) To the fullest extent permitted by applicable law, the Guarantor shall indemnify and hold harmless each Indemnified Person from and against any loss, damage, liability or claim incurred by such Indemnified Person in connection with this Preferred Securities Guarantee Agreement, including, without limitation, by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guarantee Agreement and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Preferred Securities Guarantee Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Preferred Securities Guarantee Agreement.

     (b) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Guarantor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Guarantor of any undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 8.2.(a).


                                  ARTICLE IX

                                 MISCELLANEOUS

SECTION 9.1.  SUCCESSORS AND ASSIGNS.

     All guarantees and agreements contained in this Preferred Securities Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of Preferred Securities.

SECTION 9.2.  AMENDMENTS.

     Except with respect to any changes that do not adversely affect the rights of Holders of Preferred Securities (in which case no consent of Holders will be required), this Preferred Securities Guarantee Agreement may only be amended with the prior approval of the Holders of at least a majority in liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all the outstanding Preferred Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Trust Securities apply to the giving of such approval. The Preferred Guarantee Trustee may, but shall have no obligation to, execute and deliver any amendment to this Preferred Securities Guarantee Agreement which affects the Preferred Guarantee Trustee's rights, duties or immunities hereunder or otherwise.

SECTION 9.3.  LIMITATION OF LIABILITY.

     It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by _______________________, not individually or personally but solely as the Preferred Guarantee Trustee, in the exercise of the powers and authority conferred and vested in it, (b) nothing herein contained shall be construed as creating any liability on _______________________, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the Guarantor and by any Person claiming by, through or under the Guarantor, and (c) under no circumstances shall _____________________ be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Preferred Guarantee Trustee under this Preferred Securities Guarantee Agreement.

SECTION 9.4.  NOTICES.

     All notices provided for in this Preferred Securities Guarantee Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail as follows:

     (a) If given to the Preferred Guarantee Trustee, at the Preferred Guarantee Trustee's mailing address set forth below (or such other address as the Preferred Guarantee Trustee may give notice of to the Holders of Preferred Securities) :

          ___________________________________
          ___________________________________
          ___________________________________
          ___________________________________
          Attn:______________________________
          Telecopy:  (___) ___-____

     (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of Preferred Securities):

          ReliaStar Financial Corp.
          20 Washington Avenue South
          Minneapolis, Minnesota  55401
          Telecopy Number:  (612) 372-5479

     (c) If given to any Holder of Preferred Securities, at the address set forth in the books and records of the Trust.

     All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 9.5.  BENEFIT.

     This Preferred Securities Guarantee Agreement is solely for the benefit of the Holders of Preferred Securities and, subject to Section 3.1.(a), is not separately transferable from the Preferred Securities.

SECTION 9.6.  GOVERNING LAW.

     This Preferred Securities Guarantee Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of New York and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws.

     IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

                              RELIASTAR FINANCIAL CORP.



                              By _________________________________________
                              Name:
                              Title:


                              ___________________________________,
                              as Preferred Guarantee Trustee



                              By _________________________________________
                              Name:
                              Title:

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